To the Board of Trustees of The Pilot
 Short-Term U.S. Treasury Fund,
     Pilot Short-Term Diversified Assets Fund,
     Pilot Short-Term Tax-Exempt Diversified
 Fund, and
     Pilot Missouri Short-Term Tax-Exempt
 Fund of The Pilot Funds (The Pilot Funds):

In planning and performing our audit of the financial statements of The Pilot Funds for the year ended August
 31, 1996, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of The Pilot Funds is responsible
 for establishing and
maintaining an internal control structure.
 In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of internal control structure policies and procedures.
 Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and may not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure
 would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
 A material weakness is a condition in
which the design or operation of the specific internal
 control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 1996.

This report is intended solely for the information
 and use of management and the Securities and Exchange Commission.

 ARTHUR ANDERSEN LLP



Boston, Massachusetts
October 21, 1996